Exhibit 99.1

TransDigm Group Reports Fiscal 2018 Third Quarter Results

Cleveland, Ohio, August 7, 2018/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the third quarter ended June 30, 2018.

Highlights for the third quarter include:

•	Net sales of $980.7 million, up 9.2% from $897.7 million;

•	Net income from continuing operations of $217.4 million, up 28.0% from $169.8 million;

•	Earnings per share from continuing operations of $3.91, up 26.5% from $3.09;

•	EBITDA As Defined of $487.1 million, up 8.8% from $447.6 million;

•	Adjusted earnings per share of $4.01, up 19.0% from $3.37; and

•	Revisions to fiscal 2018 financial guidance.

Net sales for the quarter rose 9.2%, or $83.0 million, to $980.7 million from $897.7 million in the comparable quarter a year ago. Organic sales growth was 4.4%.

Net income from continuing operations for the quarter rose 28.0% to $217.4 million, or $3.91 per share, compared to $169.8 million, or $3.09 per share, in the comparable quarter a year ago. The increase in net income primarily reflects the increase in net sales described above, lower effective tax rate and improvements to our operating margin resulting from the the strength of our proprietary products and continued productivity efforts. This growth in net income was partially offset by higher interest expense.

Adjusted net income for the quarter rose 20.8% to $223.2 million, or $4.01 per share, from $184.7 million, or $3.37 per share, in the comparable quarter a year ago. Adjusted earnings per share in the current fiscal year includes $0.42 of favorable impact from the enactment of tax reform. Excluding this favorable tax impact, current earnings per share of $3.59 increased 6.5% over the prior year.

EBITDA for the quarter increased 10.1% to $467.0 million from $424.4 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 8.8% to $487.1 million compared with $447.6 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 49.7%.

“We are pleased with our operating results for both the fiscal third quarter and year-to-date periods,” stated Kevin Stein, TransDigm Group’s President and Chief Executive Officer. “Third quarter revenue in each of our major markets of commercial OEM, commercial aftermarket and defense grew sequentially and over the prior year. Ongoing overall trends supporting these end markets continue to be positive. Our smaller sub-markets of business jets and helicopters reported strong revenue growth in the current quarter in both commercial OEM and aftermarket, an encouraging sign after prolonged weakness. Despite the dilutive impact of recent acquisitions, our EBITDA as Defined margin of 49.7% remained strong, highlighting our continued focus on our value based operating strategy.”
During the quarter, TransDigm successfully raised $1.2 billion of incremental debt including $500 million aggregate principal amount of 6.875% senior subordinated notes due 2026, and $700 million in additional tranche E term loans. The proceeds were used to replenish the cash used to fund the purchase price for its acquisitions of the Kirkhill elastomers business and Extant Components Group Holdings, Inc. This cash and the remainder of the net proceeds will be used for general corporate purposes, including potential future acquisitions, dividends or repurchases under its stock repurchase program. TransDigm also repriced $5.1 billion of existing tranche E and F term loans to opportunistically lower the associated interest rates.

Subsequent to the quarter, on July 13, 2018, TransDigm completed the acquisition of Skandia Inc. from Graycliff Partners LP for approximately $84 million, including the assumption of debt. Skandia is a leading provider of highly engineered foam, foam fabrication, flammability testing and acoustic solutions for the business jet market.

Year-to-Date Results

Net sales for the thirty-nine week period ended June 30, 2018 rose 7.0% to $2,761.7 million from $2,580.4 million in the comparable period last year. Organic net sales growth was 4.7%.

Net income from continuing operations for the thirty-nine week period ended June 30, 2018 increased 64.5% to $731.2 million, or $12.14 per share, compared with $444.4 million, or $6.25 per share, in the comparable period last year. The current thirty-nine week period was positively impacted by a lower effective tax rate due to tax reform. The current effective tax rate was a benefit of 3.9% compared to a provision of 24.7% for the comparable period of fiscal 2017. The balance of the increase in net income primarily reflects growth in net sales described above, lower refinancing costs and lower acquisition-related costs, as well as improvements to our operating margin resulting from the strength of our proprietary products and continued productivity efforts. This growth in net income was partially offset by higher interest expense due to an increase in the level of weighted average outstanding borrowings to $12.5 billion from $11.3 billion outstanding in the comparable period last year.

Earnings per share were reduced in both 2018 and 2017 by $1.01 per share and $1.72 per share, respectively, representing dividend equivalent payments made during each year.

Net loss from discontinued operations for the thirty-nine week period ended June 30, 2018 was $2.9 million, or $0.05 loss per share, compared to $1.0 million, or $0.02 loss per share in the comparable period a year ago.

Adjusted net income for the thirty-nine week period ended June 30, 2018 rose 49.9% to $747.1 million, or $13.44 per share, from $498.6 million, or $8.94 per share, in the comparable period a year ago. Adjusted earnings per share in the current fiscal year includes $3.83 of favorable impact from the enactment of tax reform. Excluding this favorable tax impact, current earnings per share of $9.61 increased 7.5% over the prior year.

EBITDA for the thirty-nine week period ended June 30, 2018 increased 12.6% to $1,289.0 million from $1,145.0 million for the comparable period a year ago. EBITDA As Defined for the period increased 8.1% to $1,351.8 million compared with $1,250.5 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 48.9%.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2018 Outlook
Mr. Stein continued, "We are raising the low-end and mid-point of our full year revenue and EBITDA As Defined guidance range to reflect our operating performance to date and expectations for the fiscal fourth quarter. At the mid-point, we are increasing our revenue guidance by $20 million, EBITDA as Defined guidance by $15 million, and are decreasing our adjusted earnings per share guidance by $0.06 per share. Our revised adjusted earnings per share guidance decrease primarily reflects the impact of additional interest expense from our recent financing activities."

Assuming no additional acquisitions, TransDigm now expects fiscal 2018 financial guidance to be as follows:

•	Net sales are anticipated to be in the range of $3,780 million to $3,820 million compared with $3,504 million in fiscal 2017;

•	Net income from continuing operations is anticipated to be in the range of $928 million to $946 million compared with $629 million in fiscal 2017;

•
Earnings per share from continuing operations are expected to be in the range of $15.68 to $16.00 per share based upon weighted average shares outstanding of 55.6 compared with $8.45 per share in fiscal 2017;

•	EBITDA As Defined is anticipated to be in the range of $1,860 million to $1,880 million compared with $1,711 million in fiscal 2017; and

•	Adjusted earnings per share are expected to be in the range of $17.45 to $17.77 per share compared with $12.38 per share in fiscal 2017.

Please see the attached table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2018. Additionally, please see the attached table 7 for comparison of the current fiscal year 2018 guidance versus the previously issued fiscal year 2018 guidance.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on August 7, 2018, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 558-9538 and enter the pass code 6682239. International callers should dial (760) 666-3183 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for one week by dialing (855) 859-2056 and entering the pass code 6682239. International callers should dial (404) 537-3406 and use the same pass code.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2018 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Director of Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 1
JUNE 30, 2018 AND JULY 1, 2017
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
NET SALES	$980,662	$897,655	$2,761,692	$2,580,401
COST OF SALES	411,142	377,959	1,181,448	1,127,013
GROSS PROFIT	569,520	519,696	1,580,244	1,453,388
SELLING AND ADMINISTRATIVE EXPENSES	113,019	108,104	327,073	310,677
AMORTIZATION OF INTANGIBLE ASSETS	19,224	23,259	53,793	70,822
INCOME FROM OPERATIONS	437,277	388,333	1,199,378	1,071,889
INTEREST EXPENSE - NET	167,577	152,141	489,776	445,986
REFINANCING COSTS	4,159	345	5,910	35,936
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	265,541	235,847	703,692	589,967
INCOME TAX PROVISION	48,150	66,015	(27,550)	145,573
INCOME FROM CONTINUING OPERATIONS	$217,391	$169,832	$731,242	$444,394
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(145)	(779)	(2,943)	(965)
NET INCOME	$217,246	$169,053	$728,299	$443,429
NET INCOME APPLICABLE TO COMMON STOCK	$217,246	$169,053	$672,151	$347,458
Net earnings per share:
Net earnings per share from continuing operations - basic and diluted	$3.91	$3.09	$12.14	$6.25
Net loss per share from discontinued operations - basic and diluted	—	(0.01)	(0.05)	(0.02)
Net earnings per share	$3.91	$3.08	$12.09	$6.23
Cash dividends paid per common share	$—	$—	$—	$24.00
Weighted-average shares outstanding:
Basic and diluted	55,597	54,890	55,598	55,773

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 2
JUNE 30, 2018 AND JULY 1, 2017
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income	$217,246	$169,053	$728,299	$443,429
Less: Loss from discontinued operations, net of tax (1)	(145)	(779)	(2,943)	(965)
Income from Continuing Operations	217,391	169,832	731,242	444,394
Adjustments:
Depreciation and amortization expense	33,925	36,367	95,534	109,076
Interest expense, net	167,577	152,141	489,776	445,986
Income tax provision	48,150	66,015	(27,550)	145,573
EBITDA	467,043	424,355	1,289,002	1,145,029
Adjustments:
Acquisition-related expenses and adjustments (2)	10,381	4,484	16,940	30,804
Non-cash stock compensation expense (3)	13,708	11,580	36,411	32,707
Refinancing costs (4)	4,159	345	5,910	35,936
Other, net (5)	(8,150)	6,824	3,534	5,982
Gross Adjustments to EBITDA	20,098	23,233	62,795	105,429
EBITDA As Defined	$487,141	$447,588	$1,351,797	$1,250,458
EBITDA As Defined, Margin (6)	49.7%	49.9%	48.9%	48.5%

(1) During the fourth quarter of 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale beginning September 30, 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61.4 million, which includes a working capital adjustment of $0.3 million that was settled in July 2018.

(2) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises and gain or loss on sale of fixed assets. Prior to the fourth quarter of fiscal 2017, foreign currency transaction gain or loss other than related to intercompany loans was not included in the adjustments to EBITDA, as the foreign currency transaction gain or loss was immaterial during those periods. Therefore, the prior periods presented herein were adjusted to conform to the current year presentation.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 3
JUNE 30, 2018 AND JULY 1, 2017
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Reported Earnings Per Share
Net income from continuing operations	$217,391	$169,832	$731,242	$444,394
Less: dividends on participating securities	—	—	(56,148)	(95,971)
	217,391	169,832	675,094	348,423
Net loss from discontinued operations	(145)	(779)	(2,943)	(965)
Net income applicable to common stock - basic and diluted	$217,246	$169,053	$672,151	$347,458
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	52,470	51,932	52,241	52,718
Vested options deemed participating securities	3,127	2,958	3,357	3,055
Total shares for basic and diluted earnings per share	55,597	54,890	55,598	55,773
Net earnings per share from continuing operations -basic and diluted	$3.91	$3.09	$12.14	$6.25
Net loss per share from discontinued operations - basic and diluted	—	(0.01)	(0.05)	(0.02)
Basic and diluted earnings per share	$3.91	$3.08	$12.09	$6.23
Adjusted Earnings Per Share
Net income from continuing operations	$217,391	$169,832	$731,242	$444,394
Gross adjustments to EBITDA	20,098	23,233	62,795	105,429
Purchase accounting backlog amortization	2,024	6,667	3,108	21,162
Tax adjustment	(16,292)	(14,985)	(49,998)	(72,404)
Adjusted net income	$223,221	$184,747	$747,147	$498,581
Adjusted diluted earnings per share under the two-class method	$4.01	$3.37	$13.44	$8.94
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$3.91	$3.09	$12.14	$6.25
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	1.01	1.72
Non-cash stock compensation expense	0.19	0.15	0.64	0.41
Acquisition-related expenses	0.17	0.14	0.35	0.65
Refinancing costs	0.06	—	0.10	0.45
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.20)	(0.11)	(0.86)	(0.61)
Other, net	(0.12)	0.10	0.06	0.07
Adjusted earnings per share	4.01	3.37	13.44	8.94
Less: Estimated impact of tax reform	(0.42)	—	(3.83)	—
Adjusted earnings per share excluding tax reform	$3.59	$3.37	$9.61	$8.94

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTY-NINE WEEK PERIODS ENDED
JUNE 30, 2018 AND JULY 1, 2017
(Amounts in thousands)
(Unaudited)
	Thirty-Nine Week Periods Ended
	June 30, 2018	July 1, 2017
Net cash provided by operating activities	$690,910	$555,216

Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	27,947	82,594
Interest expense - net (1)	473,597	430,456
Income tax provision - current	139,233	145,303
Non-cash stock compensation expense (2)	(36,411)	(32,707)
Refinancing costs (4)	(5,910)	(35,936)
EBITDA from discontinued operations (6)	(364)	103
EBITDA	1,289,002	1,145,029
Adjustments:
Acquisition-related expenses (3)	16,940	30,804
Non-cash stock compensation expense (2)	36,411	32,707
Refinancing costs (4)	5,910	35,936
Other, net (5)	3,534	5,982
EBITDA As Defined	$1,351,797	$1,250,458

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and stock option exercises and gain or loss on sale of fixed assets. Prior to the fourth quarter of fiscal 2017, foreign currency transaction gain or loss other than related to intercompany loans was not included in the adjustments to EBITDA, as the foreign currency transaction gain or loss was immaterial during those periods. Therefore, the prior periods presented herein were adjusted to conform to the current year presentation.

(6) During the fourth quarter of 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale beginning September 30, 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61.4 million, which includes a working capital adjustment of $0.3 million that was settled in July 2018.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	June 30, 2018	September 30, 2017
Cash and cash equivalents	$1,853,373	$650,561
Trade accounts receivable - net	658,168	636,127
Inventories - net	815,251	730,681
Current portion of long-term debt	75,793	69,454
Short-term borrowings-trade receivable securitization facility	299,956	299,587
Accounts payable	155,937	148,761
Accrued current liabilities	285,484	335,888
Long-term debt	12,516,010	11,393,620
Total stockholders' deficit	(2,098,480)	(2,951,204)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT	Table 6
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2018
(Amounts in millions, except per share amounts)
(Unaudited)
Year Ended
September 30,
2018 (guidance
mid-point)
Net income	$937
Adjustments:
Depreciation and amortization expense	131
Interest expense - net	670
Income tax provision	39
EBITDA	1,777
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	35
Non-cash stock compensation expense (1)	52
Refinancing costs (1)	6
Gross Adjustments to EBITDA	93
EBITDA As Defined	$1,870
EBITDA As Defined, Margin (1)	49.2%

Earnings per share	$15.84
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	1.01
Non-cash stock compensation expense	0.85
Acquisition-related expenses and adjustments and other, net	0.67
Refinancing costs	0.10
Reduction in income tax provision due to excess tax benefits on stock compensation	(0.86)
Adjusted earnings per share	$17.61

Weighted-average shares outstanding	55.6

(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2018 GUIDANCE VERSUS PRIOR FISCAL YEAR 2018 GUIDANCE			Table 7

(Amounts in millions, except per share amounts)
(Unaudited)
	Current	Prior
	Fiscal Year 2018	Fiscal Year 2018
	Guidance	Guidance	Change at
	Issued August 7, 2018	Issued May 1, 2018	Mid-Point
Sales	$3,780 to $3,820	$3,740 to $3,820	$20

GAAP Net Income from Continuing Operations	$928 to $946	$902 to $938	$17

GAAP Earnings Per Share from Continuing Operations	$15.68 to $16.00	$15.22 to $15.86	$0.30

EBITDA As Defined	$1,860 to $1,880	$1,830 to $1,880	$15

Adjusted Earnings Per Share	$17.45 to $17.77	$17.35 to $17.99	$(0.06)

Weighted-Average Shares Outstanding	55.6	55.6	—